Filed Pursuant to Rule 424(b)(2)
File Number 333-138516

PRICING SUPPLEMENT dated February 21, 2007

This Pricing Supplement supplements the accompanying Prospectus Supplement dated as of February 20, 2007 and Prospectus dated November 30, 2006 of Central European Distribution Corporation. Together, this Pricing Supplement and the accompanying Prospectus Supplement and Prospectus and the documents incorporated by reference therein constitute a Prospectus under Section 10(a) of the U.S. Securities Act.

Central European Distribution Corporation

Offering of 1,553,571 shares of our common stock, par value U.S.$0.01 per share

Central European Distribution Corporation, a company organized and existing under the laws of the State of Delaware of the United States, is offering 1,553,571 newly issued shares of our common stock, par value U.S.$0.01 per share.

This offering consists of a public offering in Poland and an international offering by way of a private placement to certain institutional investors in other jurisdictions outside the United States. We may also offer the offered shares in a public offering in the United States. In Poland, the public offering is directed to qualified investors, within the meaning of Art. 8, Section 1 of the Polish Act of 29 July 2005 on Public Offering and Conditions for Introduction of Financial Instruments into Organised Trading System and on Public Companies, which we refer to as the Polish Securities Act, and to other investors, each of which will purchase newly issued shares of our common stock with an aggregate price of at least EUR 50,000, as denominated in zloty, as calculated at the average exchange rate published by the National Bank of Poland on the date of pricing of the offering. We refer to the foregoing categories of investors as eligible investors.

The public offering price per share is 82.98 Polish zlotys. This is equivalent to a price of 28.00 U.S. dollars per share based on the National Bank of Poland official exchange rate of PLN 2.9637 per U.S. $1, published on February 21, 2007.

See the Risk Factors identified in our most recent annual report on Form 10-K and in our most recent quarterly report on form 10-Q, as well as any amendments thereto, as filed with the U.S. Securities and Exchange Commission, and which are incorporated herein by reference in their entirety in accordance with U.S. securities laws.

	Per Share	Total

Public Offering Price	PLN 82.98	PLN 128,915,321
Manager’s Commission	PLN 1.24	PLN 1,933,730
Proceeds, before expenses, to us	PLN 81.74	PLN 126,981,591

This offering has been registered under the U.S. Securities Act of 1933, as amended. However, neither the U.S. Securities and Exchange Commission nor any state securities commission of the United States has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Global Coordinator and Bookrunner

This pricing supplement is dated as of February 21, 2007.

Central European Distribution Corporation

Offering of up to 1,600,000 shares of our common stock, par value U.S.$0.01 per share

Central European Distribution Corporation, a company organized and existing under the laws of the State of Delaware of the United States, is offering up to 1,600,000 newly issued shares of our common stock, par value U.S.$0.01 per share.

This offering consists of a public offering in Poland and an international offering by way of a private placement to certain institutional investors in other jurisdictions outside the United States. We may also offer the offered shares in a public offering in the United States. In Poland, the public offering is directed to qualified investors, within the meaning of Art. 8, Section 1 of the Polish Act of 29 July 2005 on Public Offering and Conditions for Introduction of Financial Instruments into Organised Trading System and on Public Companies, which we refer to as the Polish Securities Act, and to other investors, each of which will purchase newly issued shares of our common stock with an aggregate price of at least EUR 50,000, as denominated in zloty, as calculated at the average exchange rate published by the National Bank of Poland on the date of pricing of the offering. We refer to the foregoing categories of investors as eligible investors.

The final offering price and the number of shares of our common stock to be sold in this offering will be determined on the basis of a bookbuilding process after consideration of the market price of our common stock at the time of pricing. See “Plan of Distribution” for discussion of the determination of the public offering price of our common stock.

Investing in our common stock involves a high degree of risk. See the Risk Factors identified in our most recent annual report on Form 10-K and in our most recent quarterly report on form 10-Q, as well as any amendments thereto, as filed with the U.S. Securities and Exchange Commission, and which are incorporated herein by reference in their entirety in accordance with U.S. securities laws.

Our common stock is listed for trading on the Nasdaq Global Select Market, or Nasdaq, under the symbol “CEDC” and on the Warsaw Stock Exchange, or WSE, under the symbol “CDC”. The last reported sale price of our common stock on February 20, 2007 on the Nasdaq was U.S. $28.44 and on the WSE was 79.8 zloty. The offered shares will commence trading on the Nasdaq immediately after the closing of this offering and on the WSE as soon as practicable thereafter.

ING Bank N.V., London Branch is acting as Global Coordinator and Bookrunner of this offering. ING Securities S.A. will act as an offeror and a listing agent for purposes of admission of the offered shares to and trading on the main market of the WSE. We refer to ING Bank NV, London Branch and ING Securities S.A. as the managers of this offering. This offering will commence on February 21, 2007 and we expect it will end on that date. Payment for and issuance of the offered shares is expected to be made on February 27, 2007, which we refer to as the closing date.

This document does not constitute an offering prospectus or an offering memorandum within the meaning of the Polish Securities Act. Based on the exemptions set forth in Art. 7 sec. 3 points 1) and 2) and sec. 4 point 1) of the Polish Securities Act, we will not prepare an offering memorandum or prospectus within the meaning of the Polish Securities Act, in connection with this offering or the listing of the offered shares on the WSE.

Neither the U.S. Securities and Exchange Commission nor any state securities commission of the United States has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Global Coordinator and Bookrunner

This prospectus is dated as of February 20, 2007.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

We are offering our common stock in a public offering in Poland as well as in other jurisdictions outside the United States by way of a private placement in those jurisdictions to certain institutional investors. We may also decide to sell our shares in a public offering in the United States. The Securities and Exchange Commission of the United States, which we refer to as the U.S. SEC, allows us to register securities, including the common stock being offered by this prospectus, on a delayed or continuous basis in accordance with U.S. securities laws. This is commonly referred to in the United States as an “off-the-shelf” offering. Under U.S. securities laws, this prospectus includes what is referred to as a “base prospectus”, annexed hereto as Annex A, and this document, not including the base prospectus, is referred to as a “prospectus supplement”. Together, the base prospectus and prospectus supplement are referred to as the “prospectus”. Under U.S. securities laws we are also allowed to incorporate documents by reference in this prospectus, although this is not permitted under Polish securities laws with respect to documents which were not filed with or approved by the Polish Financial Supervision Commission, which we refer to as the Polish Commission. Some of the information in the base prospectus may not apply to this offering. If information in the base prospectus is inconsistent with information contained elsewhere in this prospectus or in the documents incorporated by reference under U.S. securities laws, you should rely on the information outside of the base prospectus.

This document does not constitute an offering prospectus or an offering memorandum within the meaning of the Polish Securities Act and does not contain all of the information that is required to be presented in a prospectus or offering memorandum within the meaning of the Polish Securities Act. Based on the exemptions set forth in Art. 7 sec. 3 points 1) and 2) and sec. 4 point 1) of the Polish Securities Act, we will not prepare an offering memorandum or prospectus within the meaning of the Polish Securities Act, in connection with this offering or the listing of the offered shares on the WSE.

This prospectus is being presented in Polish for use in Poland and in English for use in the United States and elsewhere outside of Poland. The English language version of this prospectus is a fair and accurate translation of the Polish language prospectus in accordance with Rule 403 of the U.S. Securities Act.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering, and if given or made, such information or representations must not be relied upon as having been authorized by us or by any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

For the purposes of U.S. securities laws, neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than their respective dates, or, that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the U.S. SEC. We will comply with applicable U.S. securities laws with respect to the publishing of any supplement, or any other required filings, relating to any material changes from the information contained in this prospectus.

No documents or other contents of any website are incorporated by reference in this prospectus or enumerate the documents or information that are incorporated by reference in this prospectus.

We and the global coordinator and bookrunner are not making an offer to sell our common stock in jurisdictions where this offer or sale is not permitted. The distribution of this prospectus and this offering and sale of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States and Poland who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus.

We obtained the market and competitive position data used in this prospectus or contained in documents incorporated by reference in this prospectus from research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We have accurately reproduced this data and as far as we are aware and able to ascertain from such information, no facts have been omitted that would render the reproduced information inaccurate or misleading.

Unless otherwise indicated, financial information contained in or incorporated by reference in this prospectus relating to our company has been prepared in accordance with applicable U.S. law and generally accepted accounting principles in the United States, which we refer to collectively as U.S. GAAP. We are incorporated under the laws of the State of Delaware and as a result this prospectus includes or incorporates by reference only consolidated financial statements prepared under U.S. GAAP. We do not prepare standalone financial statements and do not prepare financial statements in accordance with the Polish Accounting Regulations or International Financial Reporting Standards (IFRS). Our financial statements are expressed in U.S. dollars.

Unless the context otherwise requires, the terms “we,” “our,” “our company”, “company” or “us” refer to Central European Distribution Corporation and its subsidiaries taken as a whole.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with the Risk Factors identified in our most recent annual report on Form 10-K and in our most recent quarterly report on form 10-Q, as well as any amendments thereto, as filed with the U.S. Securities and Exchange Commission, and which are incorporated herein by reference in their entirety in accordance with U.S. securities laws. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment in our common stock.

Polish and other European laws relating to takeovers may not apply to us and, in the event of a takeover of our company, you may receive a lower payment for your common stock than if such laws did apply.

We are incorporated under the laws of the State of Delaware. If an investor decides to acquire our company, or a controlling position in our company, on the Nasdaq, as a general rule the laws of the State of Delaware and the federal laws of the United States would govern your rights as a stockholder with respect to the acquisition. As a result, you could not rely on any rights that you would otherwise have under Polish or any other European Union laws and regulations governing takeovers. For example, under U.S. and Delaware law, there is no requirement that a person acquiring direct or indirect control of our company, or specified percentages of our shares, make a “mandatory bid” for some or all remaining shares at a price specified by law. There also are no sell-out procedures in the U.S. federal law which would allow you to put your shares to an acquiror which has acquired 90% or more of our shares at a “fair price”, defined according to Polish law. While Delaware law permits an acquiror of 90% of our shares to effect a merger to acquire minority shareholdings, without a vote of the minority shareholders, it is not equivalent to “squeeze-out” procedures in Poland, and we cannot assure you that in such an event, you would receive the same price as required by Polish regulations. If you purchase our common stock, in the event of a subsequent takeover of our company, you may therefore be forced to sell your shares at a price that is less than you otherwise would have the right to receive if Polish or other European regulations relating to takeovers applied.

We are a U.S. corporation and your rights as a stockholder differ from those of a stockholder in a Polish company.

CEDC is a U.S. corporation formed under the laws of the State of Delaware and our organization, structure, rules of operation and stockholder relations are governed by the laws of Delaware, and the federal laws of the United States, including U.S. securities laws. In many aspects, those regulations depart from the principles underlying the Polish Commercial Companies Code of September 15, 2000 (Dz.U. 2000. 94. 1037, as amended). Consequently, our stockholders rights are in many ways different from typical rights vested in stockholders of Polish companies.

You should also be aware that the corporate governance, powers of corporate bodies as well as decision making and controlling procedures in our company are significantly different than the corresponding rules, competencies and procedures relating to Polish companies, including with respect to the procedures employed in connection with attendance and voting at our stockholder meetings. In the United States, we mail notice of our stockholder meetings to all of our stockholders and they are given the opportunity to vote at the meetings either in person or by proxy using proxy materials that are mailed to them. Because of differences in applicable Polish and U.S. laws, and in the procedures generally employed in Poland and the United States regarding notice of and voting at stockholder meetings, we will employ different procedures with respect to our Polish stockholders. The procedures we employ will comply with all applicable laws, but our Polish stockholders may not receive notice of our meetings and the related voting materials in a manner that would give them the same opportunity to vote at stockholder meetings as our U.S. stockholders.

Our shares are listed on the Nasdaq and on the WSE, and accordingly, you may need to comply with requirements of both U.S. and Polish law.

We are incorporated under the laws of the State of Delaware, and we are therefore subject to the provisions of Delaware General Corporation Law, which we refer to as the DGCL. Additionally, as we are a public company in the United States, listed on the Nasdaq, we and you, as a stockholder of our company are also subject to the federal securities laws of the United States. As a result of our listing on the WSE, you may need to comply with both U.S. and Polish regulations. The application of Polish and U.S. legal regulations in respect of your rights and obligations is ambiguous in certain respects and may depend on the market on which you trade our shares. In addition, provisions of the U.S. securities laws, such as those governing tender offers for our shares, reporting of ownership of our shares and disgorgement of profits in “short-swing” trading (defined generally as purchase and sales, or sales and purchases, occurring within a six-month period) in our shares by officers, directors and holders of more than 10% of our shares, apply to all investments in our shares, regardless of the country in which you reside or market in which you trade our shares. Therefore, prior to making any investment decision regarding our shares you should seek legal advice in order to determine the scope of the obligations applicable to you as a stockholder of our company, and consider any possible divergence between the regulations under the relevant legal systems. If you fail to comply with applicable obligations arising under relevant Polish and U.S. laws, you may be subject to severe sanctions resulting from either or both of these legal regimes.

An active trading market for our common stock may not develop on the WSE, in which case your ability to transfer your shares will be more limited.

There is a public market for our common stock on the WSE, but we cannot predict the extent to which the trading market for our common stock will develop on the WSE or how liquid that market will become. In general trading in securities in Poland is characterized by significantly lower liquidity than on the developed markets, such as the Nasdaq. In addition, the liquidity of the trading market in our common stock on the WSE may be materially adversely affected by other factors, including general economic conditions and our own financial condition, results of operations and prospects, changes in market valuations of companies similar to ours, and the recommendations of securities analysts. If an active trading market for our common stock does not develop on the WSE, you may not be able to resell your shares on the WSE at their fair market value, if at all. If you are a Polish investor in our common stock and you elect to sell your shares on the Nasdaq, where our common stock is also listed, the costs of such sale may be significantly higher than the costs you would incur if you sold your shares on the WSE.

This offering or the introduction of our common stock to listing on the WSE may be delayed or denied.

The admission and introduction of our common stock to trading on the WSE requires that we execute an agreement with the NDS to register our newly issued shares in its securities deposit and a resolution of the WSE’s Management Board to introduce our common stock to trading, determine the listing market and schedule the first day of listing. We are not in a position to guarantee that these requirements will be satisfied or that our common stock will be introduced to trading on the WSE without any delay.

Furthermore, in the case of an infringement or substantiated suspicion of infringement of legal provisions committed by us in connection with this offering or application for admission of our newly issued shares of common stock to trading on the WSE, or in the case of a substantiated suspicion that such infringement may occur, the Polish Commission, may: (i) withhold this offering or admission to trading on the WSE for a period not exceeding 10 working days, (ii) prohibit this offering or admission to trading on the WSE or (iii) publish, at our expense, information about any unlawful action taken by us in connection with this offering or applying for admission to trading on the WSE.

The Polish Commission may also demand from the WSE the withholding of the admission of our common stock to trading for a period not exceeding 10 days, if the Polish Commission determines that it is necessary to protect the security of the market and investors’ interests.

Settlement of the offering for accounts maintained by participants in the NDS is likely to be delayed compared to settlement of the offering for accounts maintained by direct participants in the DTC.

The Depository Trust Company, which we refer to as the DTC, acts as a principal depository for all shares of our common stock, including the shares being sold in this offering. However, investors who subscribe for the offered shares may elect to hold them through participants in Krajowy Depozyt Papierów Wartosciowych S.A. in Poland (the National Depository of Securities, which we refer to as the NDS), such as Polish stockbrokers, in order to trade them on the WSE. Because the NDS is an indirect participant in the DTC the shares sold in this offering may be credited to the accounts of investors who will hold their shares through participants in the NDS one or two working days later than shares will be credited to the accounts of investors who will hold their shares through direct participants in the DTC, which would include most stockbrokers in the United States. Any such delay may affect the ability of investors who will hold their shares through participants in the NDS to trade their shares on the Nasdaq or the WSE immediately after closing of this offering.

Our common stock may be excluded from trading on the WSE if we fail to satisfy the requirements of the Polish Securities Act.

In connection with this offering or listing of our common stock on the WSE, we are subject to certain obligations, including reporting obligations, as imposed by the Act on Public Offering, Conditions Governing the Introduction of Financial Instruments to Organized Trading, and Public Companies of July 29, 2005 (Dz. U. 2005.184.1539, as amended), which we refer to as the Polish Securities Act, and secondary legislation. In the event that we fail to perform our obligations under the Polish Securities Act, the Polish Commission may issue a decision to exclude our common stock from trading on the WSE for a specified or unspecified period of time, impose a fine up to PLN 1 million or apply both measures simultaneously.

The delisting of our common stock from the WSE may also result from our application to the Polish Commission for its permission to revert to a document form of our common stock. We also have to apply for the Polish Commission’s permission to revert to a document form of our common stock in case of withdrawal of our common stock from trading on a regulated market in Poland. Before applying for such permission, we would be under an obligation to announce a tender offer for all of the shares of our common stock which were acquired through transactions executed on a regulated market in Poland and are entered on securities accounts maintained in Poland, as of the end of the third day from the announcement of such tender offer. If we were to undertake such a tender offer and the Polish Commission granted us permission to revert from book-entry form of our common stock, we would be exempt from the obligations under the Polish Securities Act and our common stock would be delisted from trading on the WSE within one month.

A consequence of any decision to exclude our shares from trading or revert to the document form of our shares and their subsequent delisting from the WSE would be decreased liquidity of our shares in Poland. In the event our shares are excluded from trading on the WSE and you elect to sell your shares on the Nasdaq, the costs related to the sale of your shares would be significantly higher than the costs you would incur to sell your shares on the WSE.

Our common stock may be suspended from trading on the WSE.

If the Polish Commission determines that trading in our common stock on the WSE might jeopardize the proper functioning of the regulated market or the security of trading thereon or cause infringement of investors’ interests, it may demand that the WSE to suspend our common stock from trading on the WSE for a period not exceeding one month or to permanently exclude our common stock from trading on the WSE.

The Management Board of the WSE may suspend trading in our common stock on the WSE for up to three months: (i) upon our motion, or (ii) if the Management Board of the WSE deems that such suspension is required by the interests and safety of the trading participants, or (iii) if we are in breach of the regulations governing the WSE.

Pursuant to the WSE Regulations, the Management Board of the WSE will exclude our common stock from trading on the WSE in the following events: (i) if our shares’ transferability is restricted; (ii) upon the Polish Commission’s demand made pursuant to the provisions of the Polish Act on Trading in Financial Instruments of July 29, 2005 (Dz. U. 2005.183.1538 as amended); (iii) if our shares are reverted from book-entry form; (iv) if our shares are excluded from trading by the Polish Commission. The Management Board of the WSE can also exclude our common stock from trading on the WSE: (i) upon our motion (provided that we satisfy the conditions imposed by the Management Board of the WSE), (ii) if it determines that such exclusion is required by the interests and safety of the trading participants, (iii) if we continuously infringe regulations governing the trading on the WSE; (iv) if our shares do not satisfy the requirements for admission to trading on a regulated market operated by the WSE, (v) if we decide to merge with another company, de-merge or transform our company, (vi) if we are subject to the bankruptcy or liquidation proceedings are opened, (vii) if, through the period of three months, there are no transactions in our shares on the WSE, or (vii) if we undertake any activity prohibited by law.

The suspension or exclusion of our common stock from trading on the WSE would adversely affect the liquidity of our shares in Poland. In the event that you elected to sell your shares on the Nasdaq because our common stock was excluded from listing on the WSE, we expect that the costs you would incur to sell your shares would be significantly higher than those that would be incurred in connection with a sale of your shares on the WSE.

Information that we publish may be available to you outside trading hours of the WSE or the Nasdaq.

As a public company in the United States, we regularly release information on our business to the public during business hours in the United States. Because of the time differences between the United States and Warsaw and the applicable Polish and U.S. regulations, information that we publish may first become available to you outside of the trading hours of the WSE or the Nasdaq. In particular, investors who want to sell shares on the WSE in response to such information may be unable to do so, while other stockholders are able to sell their shares on the Nasdaq, where our common stock is also listed. Moreover, if you are a Polish investor and you sell your shares on the Nasdaq, the costs of the sale may be significantly higher than the costs you would incur if you were able to sell your shares on the WSE. Additionally, subject to the applicable laws and WSE bylaws, some information may be released to the public during business hours in Poland when the Nasdaq is not open for trading, which would prevent you from trading your shares on the Nasdaq in response to such information, while trading on the WSE would be possible.

The scope of our reporting obligations differs from that applicable to Polish companies.

We are a Delaware corporation listed on the Nasdaq in the United States. We are subject to the reporting obligations applicable to companies trading on the Nasdaq and arising under U.S. securities laws. Following this listing, the reporting obligations imposed by the provisions of Polish law will also apply to

us. However, our compliance with the Polish reporting requirements with respect to current and periodic reports will mean that we must publish in Poland the same current and periodic reports we disclose in the United States. Investors should be aware that, in certain respects, the scope of reporting obligations applicable to us differs from the scope of reporting obligations imposed on Polish issuers. Investors should take this information into consideration when making investment decisions regarding our common stock.

USE OF PROCEEDS

We expect to raise approximately U.S.$ 43.5 million (approximately PLN 128.6 million according to the National Bank of Poland official exchange rate of PLN 2.9559 per U.S.$1 published on February 20, 2007) in gross proceeds from the sale of our common stock in this offering, or approximately U.S.$ 42.7 million (approximately PLN 126.2 million) on a net basis, after deducting the estimated offering costs.

We intend to use all of the net proceeds to redeem a portion of our senior secured notes due July 25, 2012 at a redemption price of 108% of the principal amount and to pay expenses associated with the redemption. Our senior secured notes are denominated in euro and bear interest at a rate of 8% per year.

To the extent the net proceeds of this offering are not used in a way disclosed above, we intend to use them for general corporate purposes. Pending application of any excess funds we will invest them in short-term, investment-grade and interest bearing or zero-coupon securities or bank deposits.

We estimate that the aggregate costs of this offering will be approximately U.S.$ 0.8 million (approximately PLN 2.4 million).

DIVIDEND POLICY

Since our inception, we have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings for use in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects, future financing agreements and other factors as our board of directors deems relevant. In addition, the indenture governing our senior secured notes provides that our dividends are restricted to amounts calculated in accordance with a formula based upon our net income and other factors as set forth in the indenture.

PLAN OF DISTRIBUTION

This Offering

We are offering up to 1,600,000 shares of our common stock for an issue price that will be determined through bookbuilding.

The currently outstanding shares of our common stock trade on the Nasdaq under the symbol “CEDC” and on the WSE under the symbol “CDC.” The offered shares will commence trading on the Nasdaq immediately upon completion of this offering and on the WSE as soon as practicable after the closing of this offering.

In Poland, the public offering is directed to qualified investors, within the meaning of Art. 8, Section 1 of the Polish Securities Act and to other investors, each of which will purchase shares of our common stock in this offering with an aggregate price of at least EUR 50,000, as denominated in zloty as calculated at the average exchange rate published by the National Bank of Poland on the date of pricing of the offering. We may also offer shares our common stock to investors in a public offering in the United States, as well as to certain institutional investors in other jurisdictions outside Poland and the United States. We refer to the foregoing categories of investors as the eligible investors.

On February 15, 2007, our Board of Directors approved this offering, including making all filings necessary or desirable in connection with this offering. The Board of Directors also selected a pricing committee and delegated to it authority to determine the final terms on which our common stock will be offered, including the final number of offered shares and the final offer price.

The managers have agreed to procure subscribers for the offered shares on a best effort basis. We do not intend to enter into any underwriting agreement with the managers in connection with this offering.

Timetable

As of the date hereof, the offering is planned to take place in accordance with the following timetable:

February 21, 2007, before the WSE opens	Bookbuilding commences.

February 21, 2007, after the Nasdaq closes	Bookbuilding ends. After the end of the bookbuilding process our pricing committee will determine the issue price of the offered shares and approve an allocation list of the offered shares to investors.

Promptly following preparation of the allotment list	The managers will notify the eligible investors of the respective number of the offered shares allocated to them.

February 27, 2007	Closing of the offering. We will sign the subscription agreements (as defined below) with the eligible investors to whom we will allocate the shares and issue the offered shares against payment of the offer price.

The issue price will be determined in U.S. dollars and, for the convenience of the Polish investors, translated into Polish zloty at the official exchange rate published by the National Bank of Poland on the day it is set.

We may decide to shorten the bookbuilding period, upon advice of the managers, if the demand in the bookbuilding process is sufficient to determine the issue price and prepare the allotment list.

We also reserve the right to change any of the dates set forth above regarding the offering, including the commencement and closing dates of the bookbuilding process, as well as the closing date of the offering. Further, we may decide to cancel this offering at our sole discretion at any time prior to signing subscription agreements, if we consider it impracticable or inadvisable to proceed with it. We may also decide to allot and issue less shares of our common stock than the maximum number offered in this offering without stating reasons therefore. We will publicize any such change in accordance with applicable laws.

Bookbuilding Process

We will accept declarations of interest regarding the purchase of the offered shares only from the eligible investors invited to do so by the managers, acting upon our instructions.

We will determine the number of the offered shares allotted to each of the eligible investors at our sole discretion, upon advice of the managers, provided, however, that the number of offered shares allotted to each of the eligible investors cannot be higher than the number set forth in the declaration of interest placed by such eligible investor. Investors who will declare a price lower than the subscription price will not have the right to subscribe for the offered shares and will not be included on the allotment list.

We further reserve the right to refuse to allot any, or allot a lesser number of the offered shares than that specified in a given eligible investor’s declaration of interest, without stating a reason for such decision. The results of the bookbuilding process will not be disclosed to the public.

Subscription for the Offered Shares

We will accept subscriptions only from those of the eligible investors who will be included on the allotment list and invited to place such orders by the managers, acting upon a our instructions. We refer to such investors as the subscribing investors.

In order to subscribe for the offered shares, each of the subscribing investors will be required to enter into a non-negotiable subscription agreement with us in the form attached hereto as Exhibit A (for investors domiciled in Poland) and Exhibit B (for investors domiciled outside of Poland).

Terms, Place and Date of Payment for the Offered shares

Payment for the offered shares may only be made in U.S. dollars with a value date not later than February 27, 2007 in such a manner that the funds can be accessed by us on that date not later than 12 noon Warsaw time. Full payment details will be communicated by the managers directly to the subscribing investors.

Over-Allotment and Stabilization

In connection with this offering we have not granted any party any over-allotment option, or entered into any other arrangement, with a view to stabilize the price of our shares on the WSE, the Nasdaq or in any over the counter trading. We do not envisage any stabilization of our shares following the closing of this offering.

Lock-up Agreements

Neither we, nor our shareholders entered into any lock-up arrangements with the managers in connection with this offering.

Fees

We have agreed to pay the managers a combined management and placing commission of 1.5% of the gross proceeds from this offering. The managers will not charge eligible investors any commission on subscription orders placed in this offering.

We have agreed to pay all commissions and expenses in connection with this offering. However, investors will bear their own costs connected with the evaluation and participation in this offering.

SELLING RESTRICTIONS

No action has been taken by us or the managers that would permit, other than under this offering, an offer of the offered shares or possession or distribution of this prospectus or any other offering material in any jurisdiction where action for that purpose is required.

No Public Offering Outside Poland and United States

No action has been or will be taken by us or the managers in any jurisdiction other than Poland and United States that would permit a public offering of the offered shares, or the possession or distribution of these terms of the offering or any other offering material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither these terms of the offering, nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The distribution of these terms of the offering and the offer of the offered shares in certain jurisdictions may be restricted by law and therefore persons into whose possession these terms come should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdictions.

European Economic Area

In relation to each member state of the European Economic Area, each of which we refer to as a member state, which has implemented Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the prospectus to be published when securities are offered to the public or admitted to trading and amending Directive 2001/34/EC (OJ EU L 345 of 31.12.2003), which we refer to as the Prospectus Directive, each manager has represented and agreed that it has not made and will not make an offer of our common stock to the public in that member state prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Directive, except that it may make an offer of our common stock to the public in that member state under the following exemptions under the Prospectus Directive, if such exemption have been implemented in that member state:

•	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last year; (2) total balance sheet assets of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons in such member state.

•	in any other circumstances which do not require the publication by us of a prospectus or obtaining any approvals pursuant to the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to our common stock in any member state means the communication in any form and by any means of sufficient information on the terms of this offering and the offered shares to be offered so as to enable an investor to decide to purchase or subscribe to the offered shares, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive.

Investors in the United Kingdom should be aware that neither this prospectus nor any other offering material has been submitted for approval by the Financial Services Authority in the United Kingdom. Each Manager will represent, warrant and agree that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the offered shares in circumstances in which section 21(1) of the FSMA does not apply to us or in respect of which an exemption (as set out in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005) applies; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered shares in, from or otherwise involving the United Kingdom.

Investors in France should note that neither this prospectus nor any other material relating to this offering has been submitted for clearance by the Autorité des marchés financiers in France. The offered shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other documents or materials relating to this offering or the offered shares has been or will be (i) released, issued, distributed, or caused to be released, issued or distributed, to the public in France or (ii) used in connection with any offer, sale or distribution of the offered shares to the public in France. Such offers, sales and distributions may be made in France only to (i) providers of investment services relating to portfolio management for the account of third parties, and/or (ii) qualified investors (investisseurs qualifiés) investing for their own account, all as defined in, and in accordance with Article L.411-2 of the French Code monétaire et financier. Investors in France and persons who come into possession of this Prospectus or any other documents or materials relating to this offering or the offered shares are required to inform themselves about and observe any such restrictions.

Canada

This prospectus is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in any province or territory of Canada. No securities commission or similar authority in Canada has reviewed or in any way passed upon this document or the merits of the securities described herein, and any representation to the contrary is an offence.

Japan

The offered shares have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended), and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term as used herein includes any corporation or other entity organized under the laws of Japan), or to others for offering or sale, directly or indirectly, in Japan or to, or for the account of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT FOR INVESTORS DOMICILED IN POLAND

THIS SUBSCRIPTION AGREEMENT (hereinafter referred to as the “Agreement”) is entered into as of [•] day [•], 2007, by and between Central European Distribution Corporation, a company organized and existing under the laws of the State of Delaware of the United States, hereinafter referred to as the “Issuer” or the “Company” and [•], referred to hereinafter as the “Investor”.

The Issuer and the Investor are hereinafter jointly referred to as the “Parties”, and individually as a “Party”.

WHEREAS:

1.	On February 15, 2007, the Board of Directors of the Issuer adopted resolutions approving, inter alia, the issuance of common stock of the Company, par value U.S.$0.01 per share (the “Offered Shares”);

2.	On February [•], 2007, the Pricing Committee of the Board of Directors adopted resolutions setting the price of the Offered Shares at U.S.$[•] per share;

3.	In Poland, the Offered Shares are to be offered exclusively to:

a.	qualified investors within the meaning of Art. 8, Section 1 of the Polish Act of 29 July 2005 on Public Offering and Conditions for Introduction of Financial Instruments into Organized Trading System and on Public Companies (the “Polish Securities Act”), and

b.	to such investors who will each purchase Offered Shares with an aggregate subscription price of at least the PLN equivalent of EUR 50,000, within the meaning of Art. 7, Section 3, item 2 of the Polish Securities Act

(both categories of investors referred to herein as the “Eligible Investors”);

NOW, THEREFORE, the Parties agree as follows:

§1

1.	The Issuer hereby agrees to issue and sell to the Investor and the Investor hereby agrees to purchase from the Issuer on the Closing Date (as defined below), [•] Offered Shares for an aggregate purchase price of [•] (the “Purchase Price”).

2.	The purchase and sale of the Offered Shares hereunder shall occur on February 27, 2007 (the actual closing date being called the “Closing Date”). On the Closing Date, the Investor shall pay the Purchase Price by wire transfer of immediately available funds in the manner set forth in the Plan of Distribution (the “Plan of Distribution”) section of the prospectus (which is not a prospectus as defined under the Polish Securities Act) dated February 20, 2007 relating to the issuance of the Offered Shares and the Issuer shall issue the Offered Shares in accordance with the instructions received from the managers of the offering indicated in the prospectus referred to above. The Investor hereby undertakes to provide the managers with details of the securities account on which the Offered Shares shall be credited.

3.	In the event that the Investor fails to satisfy the payment obligation set forth in paragraph 2 above, this Agreement shall terminate and the Issuer shall be under no obligation to deliver any Offered Shares to the Investor.

§2

The Investor represents and agrees as follows:

(i)	it accepts that the Agreement is being executed in accordance with Polish law and that the Offered Shares are to be listed on the Warsaw Stock Exchange without an offering prospectus or an information memorandum as defined in the Polish Securities Act;

(ii)	it is an Eligible Investor;

(iii)	it accepts the terms of the Plan of Distribution;

(iv)	it has read and agrees to accept the wording of the Company’s organizational documents;

(v)	it has such knowledge and experience in the financial and business matters as to be capable of evaluating the merits and risks of an investment in the Offered Shares and is able to bear the economic risk of investment in the Offered Shares;

(vi)	it has not relied upon, or been induced to enter into this Agreement by, any promise, representation or warranty, whether express or implied and whether as to the past or the future, except as specifically set forth in this Agreement;

(vii)	it is acquiring the Offered shares in the ordinary course of its business and has no arrangement or agreement with any person to participate in a distribution of the Offered Shares.

§3

1.	Any amendments or supplements to this Agreement shall be invalid unless made in writing.

2.	This Agreement shall be governed by and construed in accordance with Polish law and any disputes connected with or arising from this Agreement shall be resolved by the Polish courts.

IN WITNESS WHEREOF, the Parties have made and entered into this Agreement as of the date and year first written above.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

Signature:
Name:
Position:

Signature:
Name:
Position:
_______________________

Signature:
Name:
Position:

Signature:
Name:
Position:

EXHIBIT B

FORM OF SUBSCRIPTION AGREEMENT FOR INVESTORS DOMICILED OUTSIDE OF POLAND

THIS SUBSCRIPTION AGREEMENT (hereinafter referred to as the “Agreement”) is entered into as of [•] day [•], 2007, by and between Central European Distribution Corporation, a company organized and existing under the laws of the State of Delaware of the United States, hereinafter referred to as the “Issuer” or the “Company” and [•], referred to hereinafter as the “Investor”,

The Issuer and the Investor are hereinafter jointly referred to as the “Parties”, and individually as a “Party”.

WHEREAS:

1.	On February 15, 2007, the Board of Directors of the Issuer adopted resolutions approving, inter alia, the issuance of common stock of the Company, par value U.S.$0.01 per share (the “Offered Shares”);

2.	On [•], 2007, the Pricing Committee of the Board of Directors adopted resolutions setting the price of the Offered Shares at U.S.$[•] per share;

3.	In Poland, the Offered Shares are to be offered exclusively to:

a.	qualified investors within the meaning of Art. 8, Section 1 of the Polish Act of 29 July 2005 on Public Offering and Conditions for Introduction of Financial Instruments into Organized Trading System and on Public Companies (the “Polish Securities Act”), and

b.	to such investors who will each purchase Offered Shares with an aggregate subscription price of at least the PLN equivalent of EUR 50,000, within the meaning of Art. 7, Section 3, item 2 of the Polish Securities Act

(both categories of investors referred to herein as the “Eligible Investors”);

NOW, THEREFORE, the Parties agree as follows:

§1

1.	The Issuer hereby agrees to issue and sell to the Investor and the Investor hereby agrees to purchase from the Issuer on the Closing Date (as defined below), [•] Offered Shares for an aggregate purchase price of [•] (the “Purchase Price”).

2.	The purchase and sale of the Offered Shares hereunder shall occur on February 27, 2007 (the actual closing date being called the “Closing Date”). On the Closing Date, the Investor shall pay the Purchase Price by wire transfer of immediately available funds in the manner set forth in the Plan of Distribution (the “Plan of Distribution”) section of the prospectus (which is not a prospectus as defined under the Polish Securities Act) dated February 20, 2007 relating to the issuance of the Offered Shares and the Issuer shall issue the Offered Shares in accordance with the instructions received from the managers of the offering indicated in the prospectus referred to above. The Investor hereby undertakes to provide the managers with details of the securities account on which the Offered Shares shall be credited.

3.	In the event that the Investor fails to satisfy the payment obligation set forth in paragraph 2 above, this Agreement shall terminate and the Issuer shall be under no obligation to deliver any Offered Shares to the Investor.

§2

The Investor represents and agrees as follows:

(i)	it accepts that the Agreement is being executed in accordance with New York law and that the Offered Shares are to be listed on the Warsaw Stock Exchange without an offering prospectus or an information memorandum as defined in the Polish Securities Act;

(ii)	it is an Eligible Investor;

(iii)	it accepts the terms of the Plan of Distribution;

(iv)	it has read and agrees to accept the wording of the Company’s organizational documents;

(v)	it has such knowledge and experience in the financial and business matters as to be capable of evaluating the merits and risks of an investment in the Offered Shares and is able to bear the economic risk of investment in the Offered Shares;

(vi)	it has not relied upon, or been induced to enter into this Agreement by, any promise, representation or warranty, whether express or implied and whether as to the past or the future, except as specifically set forth in this Agreement;

(vii)	it is acquiring the Offered shares in the ordinary course of its business and has no arrangement or agreement with any person to participate in a distribution of the Offered Shares.

§3

1.	Any amendments or supplements to this Agreement shall be invalid unless made in writing.

2.	This Agreement shall be governed by and construed in accordance with New York law and any disputes connected with or arising from this Agreement shall be resolved by the New York courts.

IN WITNESS WHEREOF, the Parties have made and entered into this Agreement as of the date and year first written above.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

Signature:
Name:
Position:

Signature:
Name:
Position:
_______________________

Signature:
Name:
Position:

Signature:
Name:
Position:

ANNEX A

PROSPECTUS

$120,000,000

Central European Distribution Corporation

Common Stock

From time to time, we may sell shares of our common stock. We will specify in an accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CEDC.” On November 7, 2006, the last reported sale price of our common stock on the Nasdaq Global Select Market was $25.56 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “ RISK FACTORS” CONTAINED IN ANY SUPPLEMENTS TO THIS PROSPECTUS AND RISK FACTORS IDENTIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, AS WELL AS ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell our common stock directly to investors, through agents designated from time to time or through underwriters or dealers. If any agents or underwriters are involved in the sale of our common stock, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable commissions or discounts. For additional information or the methods of sale, you should refer to the section entitled “Plan of Distribution.” We will also set forth the net proceeds we expect to receive from any sale of our common stock in the accompanying prospectus supplement.

This prospectus is dated November 30, 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

THE COMPANY

We are the largest vodka producer by value and volume in Poland, and one of the largest producers of vodka in the world. We own approximately 66% of Polmos Białystok S.A., which we refer to as Polmos Białystok, and on October 16, 2006 we announced a tender offer for all shares of Polmos Białystok stock that we do not already own, which will allow us to undertake steps leading to the delisting of Polmos Białystok from the Warsaw Stock Exchange. We also own 100% of Bols Sp. z o.o., which we refer to as Bols. We produce and sell approximately eight and a half million nine-liter cases of vodka per year in the four main vodka segments in Poland: top premium, premium, mainstream and economy. In the Bols distillery, we produce the Bols and Soplica vodka brands among other spirit brands. Bols Vodka is the number one selling premium vodka produced in Poland. Soplica has consistently been one of the top ten selling vodkas sold in Poland in the mainstream segment and increased its market share, based on volume, from 3.0% to 4.4% for the period from September 2005 to September 2006, representing 65% growth and making it one of the fastest growing vodka brands in Poland. Polmos Białystok has the number one selling vodka in Poland (regardless of the price category), Absolwent, which has been number one for the last six years. In addition to Absolwent, Polmos Białystok also produces Zubrówka. The Zubrówka brand is also exported from Poland, mainly to Europe and Japan.

We are the largest distributor for many local and international suppliers of alcoholic beverages in Poland. In addition, we import, distribute and market a selection of products from international suppliers on an exclusive basis in Poland and Hungary. We operate the largest nationwide next-day alcoholic beverage delivery service with 16 distribution centers and 76 satellite branches located throughout Poland. We distribute over 700 brands of alcoholic beverages consisting of a wide range of alcoholic products, including spirits, wine and beer, as well as non-alcoholic beverages.

In addition, we are a leading importer of alcoholic beverages in Poland. We have exclusive rights to import approximately 90 brands of spirits, wine and beer into Poland. We also provide marketing support to the suppliers who have entrusted us with their brands. In 2005, we added a number of exclusive import brands, including the following brands from Remy Cointreau Group: Metaxa Brandy, Remy Martin Cognac, St. Remy Brandy, Galliano Liqueurs, Passoa Liqueur, Bols Liqueurs, and Piper Heidsieck Champagne. Also in 2005, we began importing E&J Gallo wines, Jim Beam Bourbon, Sauza Tequila and Teachers Whisky. We also import our own private label alcohol products such as William’s Whisky, and wine under numerous labels. Our exclusive import portfolio, on a comparable basis, grew in 2005 by 21%, based on sales value over our 2004 results. We have worked diligently to create brand awareness and sales for our exclusive import products. As a result of this, our import portfolio has the number one selling mainstream imported wine in Poland, Carlo Rossi, and the number one selling varietal wine, Sutter Home. In addition, each of the following products that we import on an exclusive basis is the number one seller in Poland in its respective product category: Jim Beam Bourbon, Sierra Tequila, Metaxa Brandy, and the range of Bols Liqueurs.

Our extensive import portfolio includes one of the top imported wine portfolios in Poland. The combination of having must have imported wines and the most popular spirits brands, some of which we import and others that we distribute for multinational drinks companies, gives us a powerful presence in the on-trade, as our clients look to us for a complete portfolio.

In July 2006 we acquired Bols Hungary Kft, a leading alcohol importer and distributor in Hungary, as well as the Royal Vodka trademark, which is the best selling vodka in Hungary and is produced at our Bols subsidiary. Following this acquisition we will continue to look for expansion opportunities within Central and Eastern Europe. On September 26, 2006, we acquired from Lucas Bols B.V., a perpetual, exclusive, royalty-free and sublicensable license to use the Bols Vodka trademark in relation to marketing and sale of our products in Hungary.

Corporate Information

Our principal executive offices are located in Warsaw, Poland at 02-690 Warszawa, ul. Bokserska 66 and our telephone number in Poland is (+48 22) 375 18 00. Our executive offices in the U.S. are located at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 and our telephone number at those offices is (610) 660-7817. Our Internet site address is http://www.cedc.com.pl. None of the information posted to our web site is incorporated by reference into this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before purchasing any shares of our common stock, you should carefully consider the specific risk factors identified in our most recent Annual Report on From 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, each of which is incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus or the applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may from time to time, offer and sell in one or more offerings shares of our common stock with an aggregate offering price of up to $120,000,000. This prospectus provides you with a general description of our common stock. Each time we sell common stock pursuant to the registration statement we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. In the event that any prospectus supplement is presented in a language other than English, the English language version of that prospectus supplement filed with the SEC will be a fair and accurate translation of that prospectus supplement in accordance with Rule 403 of the Securities Act of 1933. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in both this prospectus and the accompanying prospectus supplement.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Whenever we refer to “we,” “our” or “us” in this prospectus, we mean Central European Distribution Corporation and its subsidiaries taken as a whole. When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain forward-looking statements, which provide our current expectations or forecasts of future events. These forward-looking statements may be identified by the use of forward-looking terminology, including the terms “aim”, “continue”, “could”, “forecast”, “guidance”, “plan”, “potential”, “predict”, “project”, “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, without limitation:

•

information concerning possible or assumed future results of operations, trends in financial results and business plans, including those relating to earnings growth and revenue growth, liquidity, prospects, strategies;

•	statements about the level of our costs and operating expenses relative to our revenues, and about the expected composition of our revenues;

•	statements about the integration of our acquisitions;

•	information about the effect of Polish regulations on our businesses;

•	other statements about our plans, objectives, expectations and intentions; and

•	other statements that are not historical facts.

By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate, may differ materially from those anticipated in or suggested by the forward-looking statements contained in this prospectus or documents incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or the documents incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause those differences include, but are not limited to:

•	our ability to respond to competitive pressures;

•	risks related to economic conditions and shifts in consumer preferences;

•	our ability to retain key management personnel;

•	changes in the prices of our products and raw materials;

•	risks related to exchange rate movements;

•	risks related to anti-monopoly and other government regulation of our business;

•	the possible adverse impact of our substantial leverage and our ability to meet significant debt service obligations; and

•	our compliance with restrictive debt covenants.

We urge you to read and carefully consider our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, each of which is incorporated by reference in this prospectus, for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. In light of these risks, uncertainties and assumptions, the forward-looking events described in this prospectus or documents incorporated by reference in this prospectus may not occur or may not occur as contemplated.

You should not place undue reliance on these forward-looking statements because they reflect our judgment only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus or in documents incorporated by reference.

USE OF PROCEEDS

We will have broad discretion over the use of the net proceeds to us from any sale of our common stock under this prospectus. Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our common stock under this prospectus will be used in connection with our acquisition of the remaining shares of Polmos Białystok S.A. that we do not already own, and for general corporate purposes, including to finance our ongoing market expansion in Poland and elsewhere in Central and Eastern Europe, which may include the use of net proceeds for the acquisition of other businesses.

PLAN OF DISTRIBUTION

We may sell our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they may acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by the prospectus supplement if any such shares are purchased. After commencement of an offering, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock, and we will describe any commissions that must be paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best–efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase shares before the distribution of the shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•

Over–allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over–allotment creates a short position for the underwriters. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•

Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue at any time any of the activities described above.

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. Any portions of documents we file with the SEC that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934 are not incorporated by reference in this prospectus. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is modified or superseded by information contained in any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus (which will exclude information in such documents that is “furnished” but not “filed”). Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC is incorporated or deemed to be incorporated by reference herein (which will exclude information in such documents that is “furnished” but not “filed”) modifies or supersedes that statement. We are incorporating by reference the documents listed below (excluding information in such documents that is not deemed to be filed) and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding information in such documents that is not deemed to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the termination of the offering of common stock made hereby, including any reports that we file after the initial filing date of the registration statement and before the registration statement becomes effective:

Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 14, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed on August 8, 2006 (File No. 000-24341)

Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed on November 8, 2006 (File No. 000-24341)

Current Reports on Form 8-K/A filed on October 17, 2005 (File No. 000-24341)

Current Report on Form 8-K filed on May 3, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on May 26, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on June 16, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on June 27, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on August 22, 2006 (File No. 000-24341)

Current Report on Form 8-K filed on September 28, 2006 (File No. 000-24341)

The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act of 1934 as filed on May 21, 1998, including any amendment or report filed for the purpose of updating such description (File No. 000-24341).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by calling our Corporate Secretary at (610) 660-7817 or writing to us at the following address:

Central European Distribution Corporation

Attention: Corporate Secretary

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file materials electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. Our Internet site address is http://www.cedc.com.pl. None of the information posted to our web site is incorporated by reference into this prospectus.

LEGAL OPINIONS

Dewey Ballantine LLP, New York, New York will pass upon the validity of the common stock offered under this prospectus.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers Sp. z o.o., an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The audited historical financial statements of Botapol Holding B.V. and the audited historical financial statements of Przedsiebiorstwo “Polmos” Białystok S.A. included in the Current Reports on Form 8-K/A of Central European Distribution Corporation dated October 17, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers Sp. z o. o., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.